Exhibit 32.1

The Coast Distribution System, Inc.

Annual Report on Form 10-K

for the Year ended December 31, 2006,

as Amended on Form 10-K/A

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that (i) the Annual Report on Form 10-K, of The Coast Distribution System, Inc. (the “Company”), for the fiscal year ended December 31, 2006, as filed by the Company with the Securities and Exchange Commission and as amended by this Amendment on Form 10-K/A (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2007

/s/ THOMAS R. MCGUIRE
Thomas R. McGuire Chairman and Chief Executive Officer